Exhibit 99.2

TITAN INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

The following Titan International, Inc. (Titan or the Company) unaudited pro forma consolidated condensed balance sheet as of June 30, 2006, and unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 2005, and the six months ended June 30, 2006, give effect to the acquisition of the Continental Tire North America (Continental or CTNA) off-the-road (OTR) tire assets. The December 31, 2005 pro forma consolidated condensed statement of operations also gives effect to the Goodyear North American Farm Tire Acquisition for the period through September 30, 2005. The pro forma consolidated condensed balance sheet is presented as if the transaction had occurred on June 30, 2006, and the pro forma consolidated condensed statements of operations are presented as if the transaction had occurred on January 1, 2005.

The pro forma balance sheet and the pro forma statements of operations were derived by adjusting the historical financial statements of the Company. The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments.

The pro forma statements of operations have also been derived from Continental off-the-road tire assets historical accounting records and are presented on a carve-out basis to include the historical operations applicable to the Bryan, Ohio, assets. The historical statements of revenue and certain expenses vary from an income statement in that they do not show certain expenses that were incurred in connection with the seller’s ownership of the acquired assets, including interest, corporate expenses, and income taxes. The seller did not segregate such operating cost information related to the off-the-road tire assets for financial reporting purposes and, therefore, any pro forma allocation would not be a reliable estimate of what these costs would actually have been had the Continental off-the-road tire assets been operated as a stand alone entity.

The pro forma consolidated condensed financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto included in the Titan International, Inc. 2005 Annual Report on Form 10-K and the June 30, 2006, Quarterly Report on Form 10-Q.

The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the acquisition of assets actually occurred on the dates assumed nor is it necessarily indicative of Titan International, Inc.’s future consolidated results of operations or financial position.

 TITAN INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
JUNE 30, 2006
(Amounts in thousands)

	Historical	Pro Forma			Pro Forma
Assets	Titan	Adjustments			Titan
Current assets
Cash and cash equivalents	$239	$0			$239
Accounts receivable	98,231	0			98,231
Inventories	147,895	10,500	(a	)	158,395
Deferred income taxes	11,604	0			11,604
Prepaid and other current assets	16,848	1,000	(a	)	17,848
Total current assets	274,817	11,500			286,317

Property, plant and equipment, net	133,989	43,900	(a	)	177,889
Idled assets marketed for sale	16,121	0			16,121
Investment in Titan Europe Plc	52,177	0			52,177
Goodwill	11,702	0			11,702
Other assets	15,247	1,000	(a	)	16,247

Total assets	$504,053	$56,400			$560,453

Liabilities and Stockholders’ Equity
Current liabilities
Short-term debt (including current portion of LT debt)	$5,501	$0			$5,501
Accounts payable	62,680	0			62,680
Other current liabilities	24,200	3,5000	(b	)	27,700
Total current liabilities	92,381	3,500			95,881

Long-term debt	189,615	52,900	(c	)	242,515
Deferred income taxes	14,880	0			14,880
Other long-term liabilities	19,468	0			19,468
Total liabilities	316,344	56,400			372,744

Stockholders’ equity
Common stock	30	0			30
Additional paid-in capital	256,831	0			256,831
Retained earnings	46,052	0			46,052
Treasury stock	(97,864)	0			(97,864)
Accumulated other comprehensive loss	(17,340)	0			(17,340)
Total stockholders’ equity	187,709	0			187,709

Total liabilities and stockholders’ equity	$504,053	$56,400			$560,453

TITAN INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
YEAR ENDED DECEMBER 31, 2005
(Amounts in thousands, except earnings per share data)

		Goodyear
		North	Goodyear				CTNA OTR
	Historical	American	Pro Forma			CTNA	Pro Forma			Pro Forma
	Titan	Farm Assets	Adjustments			OTR	Adjustments			Titan
Net sales	$470,133	$191,082	$0			$113,890	$0			$775,105
Cost of sales	405,923	175,101	(774)	(d	)	90,637	1,715	(h	)	672,602
Gross profit	64,210	15,981	774			23,253	(1,715)			102,503
Selling, general & administrative expenses	31,433	5,708	6,422	(e	)	7,880	0			51,443
Research and development expenses	837	171	0			0	0			1,008
Dyneer legal charge	15,205	0	0			0	0			15,205
Idled assets marketed for sale depreciation	4,736	0	0			0	0			4,736
Income (loss) from operations	11,999	10,102	(5,648)			15,373	(1,715)			30,111
Interest expense	(8,617)	0	(4,511)	(f	)	0	(3,329)	(i	)	(16,457)
Noncash convertible debt conversion charge	(7,225)	0	0			0	0			(7,225)
Other income	958	0	0			1,013	0			1,971
(Loss) income before income taxes	(2,885)	10,102	(10,159)			16,386	(5,044)			8,400
(Benefit) provision for income taxes	(13,927)	0	0	(g	)	0	4,537	(j	)	(9,390)
Net income (loss)	$11,042	$10,102	$(10,159)			$16,386	$(9,581)			$17,790
Earnings (loss) per common share:
Basic	$.61									$.99
Diluted	.60									.92
Average common shares outstanding:
Basic	18,053									18,053
Diluted (k)	18,284									25,430

TITAN INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2006
(Amounts in thousands, except earnings per share data)

	Historical	CTNA	Pro Forma			Pro Forma
	Titan	OTR	Adjustments			Titan
Net sales	$357,771	$70,579	$0			$428,350
Cost of sales	304,215	53,315	881	(h	)	358,411
Gross profit	53,556	17,264	(881)			69,939
Selling, general & administrative expenses	19,954	3,559	0			23,513
Royalty expense	2,839	0	0			2,839
Idled assets marketed for sale depreciation	1,820	0	0			1,820
Income from operations	28,943	13,705	(881)			41,767
Interest expense	(7,432)	0	(2,023)	(l	)	(9,455)
Other income	2,149	524	0			2,673
Income before income taxes	23,660	14,229	(2,904)			34,985
Provision for income taxes	9,464	0	4,530	(m	)	13,994
Net income	$14,196	$14,229	$(7,434)			$20,991
Earnings per common share:
Basic	$.72					$1.07
Diluted	.60					.86
Average common shares outstanding:
Basic	19,639					19,639
Diluted	26,003					26,003

TITAN INTERNATIONAL, INC.
NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
UNAUDITED

(a)
To record the Continental off-the-road tire assets based on the Company’s initial allocation of the July 31, 2006, purchase price into the categories of (i) inventories of $10.5 million; (ii) prepaid and other current assets of $1.0 million; (iii) plant, property and equipment of $43.9 million; and other assets of $1.0 million. The inventories and prepaid and other current assets have been stated at their fair value with the remaining purchase price allocated to the plant, property and equipment and other assets on a prorated basis. The final allocation by the Company may differ from the allocation reflected herein. At Continental, inventory is recorded at LIFO based on a corporate pooling methodology. Attempting to allocate such LIFO amounts to the OTR business would not result in reliable estimates of inventory value, therefore, inventory has been presented on the FIFO method.

(b)	To record the historical warranty liability as recorded by Continental. The actual warranty liability to be assumed has not been finalized and may differ from this amount.

(c)	To record debt incurred to fund the purchase of the Continental off-the-road tire assets.

(d)
To record the difference in depreciation between the actual depreciation recorded on the Goodyear North American farm tire assets and the calculated amount if the Company had acquired these assets on January 1, 2005. The difference is the result of differing asset values and lives. The Company uses straight-line depreciation with the following lives: Buildings - 25 years; Machinery & Equipment - 10 years; Tools, Dies and Molds - 5 years.

(e)	To record 2% trademark and technology royalty on certain tire sales pursuant to the related purchase agreement.

(f)
To record the additional interest for the Goodyear acquisition for the nine months ended September 30, 2005. Interest is calculated using a rate of 6.03% derived from the terms of the Company’s current revolving credit facility, which is based on LIBOR plus 3%. The pro forma adjustment for interest would have been ninety-three thousand dollars ($93,000) higher or lower if the interest rate had been 1/8% higher or lower.

(g)	No pro forma tax benefit as there was a valuation allowance against the net deferred tax asset at September 30, 2005.

(h)
To record the difference in depreciation and amortization between the actual depreciation and amortization recorded on the Continental off-the-road tire assets and the calculated amount if the Company had acquired these assets on January 1, 2005. The difference is the result of differing asset values and lives. The Company uses straight-line depreciation with the following lives: Buildings - 25 years; Machinery & Equipment - 10 years; Tools, Dies and Molds - 5 years.  Pro forma amortization assumes a 7 year life.

TITAN INTERNATIONAL, INC.
NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
UNAUDITED

(i)
To record the additional interest for the Continental off-the-road tire acquisition for the year ended December 31, 2005. Interest is calculated using an average rate of 6.29% derived from the terms of the Company’s revolving credit facility, which was LIBOR plus 3% during the period. The pro forma adjustment for interest would have been sixty-six thousand dollars ($66,000) higher or lower if the interest rate had been 1/8% higher or lower.

(j)
To record income tax provision at a 40% rate. The historical tax benefit of $13.9 million results from the reversal of the Company’s valuation allowance. Pro forma tax expense is recorded at the historical provision rate before the valuation allowance reversal.

(k)	Difference in share count results from convertible notes which became dilutive for pro forma calculation.

(l)
To record the additional interest for the Continental off-the-road tire acquisition for the six months ended June 30, 2006. Interest is calculated using a rate of 7.76% derived from the terms of the Company’s revolving credit facility, which was LIBOR plus 3% during the period. The pro forma adjustment for interest would have been thirty-three thousand dollars ($33,000) higher or lower if the interest rate had been 1/8% higher or lower.

(m)	To record income tax provision at a 40% rate, the historical provision rate.